Exhibit 10.8

[ENGLISH TRANSLATION]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY *** HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Buenos Aires, October 14th, 2016
Messrs.
BAF Latam Trade Finance Fund B.V.
De Boelelaan 7, 1083HJ, Amsterdam,
 The Netherlands

Dear Sirs,

BIOCERES S.A., (“BORROWER”) and BIOCERES INC (“SURETY”) is pleased to extend to BAF Latam Trade Finance Fund B.V. (“LENDER”) an offer for a Credit Facility Agreement, pursuant to the terms and conditions attached hereto as Attachment 1 (the “Offering Letter”).

This Offer is unconditional and irrevocably for the BORROWER and SURETY and may only be accepted upon its terms and conditions by the LENDER in accordance with the terms hereof.

Any qualification of acceptance of this Offer by the LENDER shall be deemed to materially alter the terms and conditions hereof and shall not be binding upon the BORROWER unless expressly agreed to in writing by a duly authorized representative of the BORROWER and SURETY.

If the LENDER sends to the BORROWER and SURETY the document attached hereto as Attachment 2 (“Acceptance of the Offer”), duly executed, this Offer, together with its Attachment 1 shall be valid and applicable as of its receipt by LENDER. To the effects of Attachment 1, the date of Attachment 1 shall be the date of acceptance of this Offer

Very truly yours,

BIOCERES S.A.,

By	/s/
	Name:	Marcelo Carrique
	Title:	President

BIOCERES INC.,

By	/s/
	Name:	Federico Trucco
	Title:	President

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 1

CREDIT FACILITY AGREEMENT

By and between:

BIOCERES S.A., represented herein by Marcelo Carrique,, as President, with domicile at , Ocampo 210bis, Rosario, Santa Fe, República Argentina, (hereinafter referred to as the “BORROWER”),

BIOCERES INC., represented herein by Federico Trucco, as President, with domicile at 1209 Orange St., Wilmington, New Castle, Delaware 19801, USA, (hereinafter referred to as the “SURETY or SURETY BIOCERES”), and

BAF Latam Trade Finance Fund B.V., represented herein by the signatories indicated below in the Acceptance of the Offer, domiciled at De Boelelaan 7, 1083HJ, Amsterdam, The Netherlands, (hereinafter referred to as the “LENDER”).

The term “SURETY” and “SURETIES” may be used without distinction, and shall have the same meaning throughout this Master Agreement.

The BORROWER and SURETY are jointly referred to as “DEBTORS”;

The BORROWER, the SURETIES and the LENDER are jointly referred to as the “Parties”.

RECITALS:

(A)	Whereas BORROWER is interested in obtaining financing for working capital to be destined to foreign trade operation and/or other corporate purposes of the BORROWER and/or SURETY RIZOBACTER.

(B)
Whereas satisfaction of the current need of financing for working capital to be destined to foreign trade operations and/or other corporate purposes of the BORROWER and/or SURETY RIZOBACTER’s, shall allow BORROWER and/or SURETY RIZOBACTER to continue developing and expanding its external markets.

(C)
For the reasons indicated in the aforementioned Whereas clause, and to enable the loan from a risk-analysis perspective, the BORROWER and SURETY are willing to encumber assets to jointly secure the repayment of the credit;

(D)	That the SURETIES, maintain strong commercial bonds with the BORROWER, reason why they are interested in guaranteeing its obligations so that it may obtain the aforementioned financing;

(E)	The LENDER is a financial institution devoted to the financing of activities of well known companies in different countries;

(F)
Whereas LENDER is willing to grant a credit facility of up to USD 12,000,000.00 (United States Dollars TWELVE MILLION with 00/100) to BORROWER, subject to the terms and conditions of this Master Agreement, to the extent and provided that: (i) BORROWER and SURETIES become jointly and severally bound to repay the same and to comply with all the obligations undertaken under the Master Agreement; (ii) the guarantees (as defined hereinbelow) are maintained in full force and effect and are enforceable until termination of the Master Agreement and payment of all the sums due by BORROWER under the Master Agreement; (iii) the Parties agree on the applicable interest rate, and (iv) the Shares’ Pledge (as defined below) is granted and perfected in accordance with the terms and conditions agreed herein.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

By virtue of the aforesaid Whereas clauses, this Credit Facility Agreement is executed pursuant to the following terms and conditions:

1	DEFINITIONS

“Preferred Stocks” means the shares of the BORROWER in RASA Holding LLC that shall be pledged under the Shares’ Pledge.

“Ordinary Stocks” means the shares of the SURETY BIOCERES in RASA Holding LLC that shall be pledged under the Shares’ Pledge.

“Affiliates” mean the following companies: Bioceres Inc, RASA Holding LLC y Rizobacter Argentina S.A. once the Rizobacter’s Surety is subscribed pursuant to Section 8.2.20 and the guidelines of the ANNEX III.

“Change of Control” means (i) a consolidation or merger with or into any other corporation or other entity or person, or any other corporate reorganization or transaction, in which the stockholders immediately prior to such consolidation, merger or reorganization, own less than
50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization or (ii) a sale, lease, conveyance, exclusive license or other disposition of all or substantially all of its assets.

“Material Adverse Change” means any material unfavorable change in the economic, commercial, financial, operative, net worth or of any other kind of the DEBTORS and/or their Affiliates, or their projections, taken as a whole, or in the economic, financial and tax policy of the Republic of Argentina or of the United States of America, or the occurrence of any event that, materially changes prevailing market conditions as of the date of execution of this Master Agreement (including, without limitation, any suspension, release or limitation to the compliance with monetary obligations under financial facilities and/or foreign trade facilities and/or any other kind of facilities, any payment suspension declaration in the Republic of Argentina or in any other financial or exchange market, the commencement of war, armed assaults, or any other type of national or international crisis directly or indirectly related to the Republic of Argentina); or the occurrence of any event that shall not allow the DEBTORS fulfill or comply with their obligations hereunder; or any significant variation in the Peso/Dollar exchange rate, or any suspension in the foreign exchange markets of the Republic of Argentina and/or the United States of America, as long as it results in the lack of capacity of the DEBTORS to fulfill the obligations arising from the Master Agreement.

“Master Agreement” means this credit facility agreement executed between the Parties.

“Lender’s Account” means the LENDER´s bank account which is detailed below:

Intermediary Bank:
***

Beneficiary Bank:
Beneficiary: BAF Latam Trade Finance Fund B.V.
Address: De Boelelaan 7, 1083HJ, Amsterdam, The Netherlands
***

Beneficiary information:
***

“BORROWER’s Account/s” means the following bank account of the BORROWER whose data is specified bellow:

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Beneficiary Bank:
***

Beneficiary :
BIOCERES SA
Account: ***

“DEBTORS” has the meaning given in the recitals hereof.

“Business Day/s” means the day/s on which bank and/or exchange activities are developed in the Republic of Argentina.

“Transaction Documents” means this Master Agreement, the Disbursement Requests resulting therefrom, Rizobacter’s Surety and the Share’s Pledge.

“Dollars” and “USD” means the legal tender of the United States of America, in cash or through a bank transfer.

“Material Adverse Effect” means a material adverse effect in (i) the business, assets, transactions or condition (financial or otherwise) of DEBTORS and/or their Affiliates.

“Event of Default” means any event, condition or circumstance mentioned in 9.2, Section NINE of the Master Agreement; and/or any non-compliance of the obligations set forth in the Master Agreement.

“Due Dates” means the due dates for payment of the Sums Due indicated in each of the Disbursement Requests. Sums Due shall always become payable within three hundred and sixty (360) consecutive days from the date on which the disbursement was made and shall not be due after October 26th, 2017 (the “Final Due Date”).

“SURETY BIOCERES” has the meaning indicated in the recitals of this Master Agreement.

“SURETY RIZOBACTER” means Rizobacter Argentina S.A. that shall become joint and several surety, main payor, and co-debtor of the debt and liability undertaken by BORROWER under this Agreement, in accordance with Section 8.2.20

“SURETY / SURETIES” has the meaning indicated in the recitals of this Master Agreement.

“Rizobacter’s Surety” has the meaning indicated in Section 8.2.20

“Guaranties” means the surety and the Share’s Pledge and the Rizobacter’s Surety.

“Compensatory Interests” means the interest applicable under section 9.1 and calculated according to the Interest Rate.

“Late Payment Interests” means the interest applicable under section 9.1.

“Credit Facility” means this revolving credit facility which, subject to the terms and conditions of the Transaction Documents, LENDER shall grant to BORROWER, up to a total amount of USD 12,000,000.00 (United States Dollars DOCE MILLONES with 00/100) as the net maximum amount to be disbursed by LENDER.

“Credit Facility Due” means all of the Sums Due by BORROWER under the Credit Facility including interest as applicable, pursuant to Transaction Documents.

“Default” means any event or condition constituting an Event of Default, having the effects set forth in Section NINE hereof.

“LENDER” has the meaning given in the heading hereof.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“BORROWER” has the meaning given in the heading hereof.

“Applicable Rules” means all present and/or future, national, provincial or municipal rules applicable to the activities and the businesses of DEBTORS.

“Parties” has the meaning given in the recitals hereof.

“Pesos” means the legal tender in the Republic of Argentina.

“Crediting Term” means the term of *** Business Days as from the effective date of receipt of the Disbursement Request.

“Confirmation Term” means the term of *** Business Days as from the date the required funds are credited in BORROWER’s Account pursuant to a Disbursement Request.

“Availability Term” is the term fixed exclusively to the benefit of LENDER, as from the date of execution of the Master Agreement until October 31st 2016, during which period LENDER undertakes to make the Credit Facility available to BORROWER.

“Share’s Pledges” or “Pledge” is jointly the pledge that BORROWER shall execute over its Preferred Stocks and the SURETY BIOCERES shall execute over its Ordinary Stocks in RASA Holding LLC pursuant to section SIX.

“Disbursement Request” is the form substantially identical to the one attached hereto as ANNEX I, having all required data, to be executed by BORROWER and bearing the signature of its attorneys-in-fact or legal representatives certified by a notary public.

“Sum/s Due” means the funds to be repaid by BORROWER to LENDER under each Disbursement Request plus any applicable interest and expenses – including those due by reason of Default – as per this Master Agreement.

“Interest Rate” means the following annual interest rate: 8.00% (eight percent), applicable to each disbursement of funds requested by the BORROWER to the LENDER, that the latter shall consider to calculate the amount of the Sums Due.

2	THE CREDIT FACILITY

2.1	Availability of the Credit Facility

2.1.1	Conditional Availability

Subject to the specific performance of all and each of the Conditions Precedent, or to a written waiver by LENDER of one or all of the Conditions Precedent, without being required to do so under any circumstance, LENDER undertakes to make the Credit Facility available to BORROWER during thAvailability Term, which shall only be used to finance working capital to be destined to foreign trade operations and/or other corporate purposes of the BORROWER and/or SURETY RIZOBACTER,, to the extent of the Requests of Disbursement, pursuant to the conditions and procedure set forth in this Master Agreement.

2.1.2	Effectiveness

Once the Availability Term has expired, BORROWER’s right to send to LENDER any Disbursement Requests will automatically and irrevocably cease, without any prior court or out-of-court notice being required for that purpose, unless the Availability Term is expressly extended in writing by LENDER, to its sole satisfaction, and such decision is sufficiently notified to BORROWER in a timely fashion.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.1.3	Amount of Disbursements

BORROWER may require as many disbursements as it may deem appropriate according to its needs as long as the aggregate sum of disbursements requested in the relevant Disbursement Requests do not exceed the total amount of the Credit Facility; consequently, in no case and under no circumstance, will LENDER be bound, or may be interpreted to be bound, to make disburse an amount higher than or exceeding the Credit Facility.

2.1.4	Revolving Credit Facility

The BORROWER may cancel the Sums Due and request new disbursements, as long as all the sums required for disbursement under the Disbursement Requests which remain unpaid do not exceed the maximum amount of the Credit Facility.

2.2	Precedent Conditions to the Granting of the Credit Facility

The validity and effectiveness of the Credit Facility granted by LENDER under the Master Agreement is subject to the fact that, at LENDER’S reasonable discretion, (i) all and each of the following Conditions Precedent, set forth for LENDER’S exclusive benefit, are fulfilled and remain fully effective as of the execution of this Master Agreement and until its termination, and/or (ii) LENDER expressly waives in writing one, any or all of the Precedent Conditions:

2.2.1	Corporate Approvals

The DEBTORS must have validly signed the Transaction Documents and the attorneys-in-fact and/or legal representatives of the DEBTORS must have executed the Transaction Documents pursuant to powers of attorneys and/or any other documents which set forth that the persons authorized for the subscription of the Transaction Documents are sufficiently empowered for executing that act ;

2.2.2	Effectiveness of the Representations and Statements made by DEBTORS

That all and each of the representations and statements made by DEBTORS in Section EIGHT of the Master Agreement are fully effective, and continue to be accurate, correct and true; and

2.2.3	Non-existence of Material Adverse Changes and/or, Material Adverse Effects, or Events of Default

That no grounded events have either occurred and/or continue to exist or exist to foresee the occurrence of one or more Material Adverse Changes, Material Adverse Effects and/or Events of Default (whether the lapse and acceleration of terms have been declared or not), and no circumstance known by BORROWER and/or SURETIES has occurred that in any way may endanger, undermine or weaken the full effectiveness, validity, force and effect, scope, and enforceability vis-à-vis third parties of the Transaction Documents and Guarantees.

3	CONDITIONS PRECEDENT FOR DISBURSEMENTS

3.1	Disbursement Request

To request LENDER a disbursement under the Credit Facility, BORROWER must send by reliable means and to LENDER’S satisfaction:

3.1.1
the original of the Disbursement Request duly filled out and signed by the legal representatives or attorneys-in-fact of DEBTORS duly empowered therefor, with their signatures certified by an Argentine notary public; each Disbursement Request shall always contain the requested disbursement amount, the Due Date/s thereof, the Sums Due payable by BORROWER on such Due Date/s calculated based on the Interest Rate.

3.2	Subsequent Proceeding. Disbursement

3.2.1
Once the Disbursement Request documents have been received by LENDER, LENDER shall verify that all the information and documents contained therein are, accurate and in accordance with the Master Agreement. Notwithstanding the above, LENDER is not obliged to perform a legal audit or due diligence of the Disbursement Request Documents and, therefore, LENDER shall be not responsible for any misrepresentation, inaccuracy, omission and/or lack of genuineness thereof.

3.2.2
Notwithstanding the aforesaid, if LENDER agrees with the Disbursement Request documents, LENDER shall, disburse the requested funds (net of any applicable deduction) in BORROWER’s Account within the Crediting Term. LENDER’S acceptance of a Disbursement Request does not bind LENDER to accept any other Disbursement Requests that BORROWER may submit to LENDER simultaneously or thereafter.

3.3	Confirmation

Within the Confirmation Term, BORROWER shall send to LENDER a note confirming receipt of such funds by reliable means. Notwithstanding the aforesaid, even in the event that BORROWER fails to send the confirmation note mentioned above, BORROWER’s failure to submit a claim by reliable means within a term of *** calendar days as from completion of the Crediting Term shall imply BORROWER’s acceptance of the disbursement deposited in BORROWER’s Account.

3.4	LENDER’S Exclusive Power

Should, , any Material Adverse Change or Material Adverse Effect occur during the Availability Term, LENDER may immediately interrupt the processing of any Disbursement Request submitted under the Master Agreement as well as any disbursement of funds, without giving rise to any responsibility for LENDER, the BORROWER consequently waiving the right to the file any action for responsibility grounded thereon. The aforesaid notwithstanding LENDER’s right to terminate the Master Agreement under the provisions of section NINE hereof.

4	PAYMENT

4.1
BORROWER irrevocably and unconditionally undertakes to pay LENDER the Sums Due on the Due Dates corresponding to each of them pursuant to each Disbursement Request through a deposit thereof in the Lender’s Account.

4.2
At any time during the term of the Master Agreement, the BORROWER may request the LENDER – provided that no Event of Default occurs – the advance payment of Sums Due– in full or partial –, giving the LENDER a *** days’ notice prior to the Due Dates (the “Advance Payment Option”), and as long as the Advance Payment Due Date were at least *** days from such request.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2.1
For the purposes of exercising the Advance Payment Option, the DEBTORS shall notify the LENDER in writing of such decision (the “Advance Payment Notice”) stating which Sums Due the BORROWER intends to pay in advance, and the date on which the advance payment shall take place (the “Advance Payment Due Date”). In the Advance Payment Notice the BORROWER shall invoke this section.

4.2.2
Within *** days upon receipt of the Advance Payment Notice, the LENDER shall send a written notice confirming the reception of the Advance Payment Notice, the amount of the new Sums Due calculated up to the Advance Payment Due (“Advanced Loan Payment”), pursuant to the re-calculation of interest accrued at the time of the Advance Payment Due, and the information contained in the Advance Payment Notice, it being agreed and understood that the LENDER shall not reject the exercise of the Advance Payment Option itself.

4.2.3
If the BORROWER exercises the Advance Payment Option, and the LENDER sends the acceptance of such Advance Payment Option as indicated above, the advance payment of the pertinent Sum Due shall be made on the Advance Payment Due Date, in United States Dollars and by means of transfer to the LENDER’s Account, according to this Master Agreement. DEBTORS’s Default due to non-payment as agreed herein shall give place to the automatic Default of the DEBTORS, without need of any prior judicial order or notice, and with all legal effects of Default under this Master Agreement.

5	SURETY

SURETIES hereby become joint and several sureties, main payors, and co-debtors of the debts and liabilities undertaken by BORROWER under this Agreement, under the same terms and conditions set forth herein for BORROWER, expressly waiving the right to: (1) the benefits of division and excussion and other applicable related commercial and civil rules, (2) demand the previous court or out-of-court foreclosure of BORROWER or exercise any defense that may be available to BORROWER, and generally to file any defenses other than that of payment. The joint and several liability assumed by SURETIES comprises, additionally, legal or conventional readjustment and accessory costs, such as currency updating, compensatory and penalty interest due by BORROWER. This surety shall be effective until full payment is made by BORROWER of all liabilities of BORROWER undertaken under this Credit Facility and covered by this guarantee.

SURETIES make the following representations and warranties, all of which shall continue to be effective during the life of this Agreement: (a) This guaranty is a valid and binding obligation of SURETIES, enforceable according to its relevant terms; (b) There is no by-law, rule, regulation or contract provision binding upon SURETIES that may be breached by the execution, delivery or performance of this guaranty. For all legal purposes hereof, SURETIES establishes its special domicile at 1345 Avenue of the Americas, New York, NY 10105; USA; (Linklaters LLP, Conrado Tenaglia Conrado.tenaglia@linklaters.com), and accepts that notices served through a certified telegram or other authentic means are valid. To all legal purposes hereof, SURETIES irrevocably submit to the jurisdiction and applicable law set forth in Section THIRTEEN hereof, expressly waiving any other forum or jurisdiction.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6	SHARES’ PLEDGE

6.1
As security for the payment of all sums due by the BORROWER to the LENDER under the Master Agreement -including without limitation to the Credit Facility Due-: (i) BORROWER undertakes to execute a pledge with the first grade of right on its Preferred Stocks in RASA Holding LLC, that represent at all times, a nominal value not inferior of USD *** (United States Dollars ***), , before October 24th 2016, and (ii) SURETY BIOCERES undertakes to execute a pledge with the first grade of right on its Ordinary Stocks in RASA Holding LLC, , that represent at all times, a nominal value not inferior of USD *** (United States Dollars ***), before October 24th 2016. Therefore, the Parties shall subscribe and execute –before October 24th 2016, the Shares’ Pledge, whose terms and conditions shall be made at the exclusive criteria of the LENDER, pursuant to the sample attached hereto as Annex II.

6.2
The Shares’ Pledge shall guarantee all DEBTORS’ obligations under this Master Agreement and its future amendments and/or renewals (included but not limited to payment of Sums Due), either for principal, and interests(the “Secured Obligations”).

6.3	The Shares’ Pledge shall remain in force until all Secured Obligations are dully paid to the LENDER’s express satisfaction.

6.4
The DEBTORS undertake to pay: (a) all taxes, prices, charges, contributions, current or future, originated or that may be originated in the future in connection with the creation and maintenance of the Shares’ Pledge; (b) all expenses incurred or that may require the creation of the Shares’ Pledge –including but not limited to expenses, costs, fees and commissions derived from or in connection with the Shares’ Pledge –; and (c) any other expense foreseeable or not foreseeable but that reasonable may be required during the term of the Shares’ Pledge.

6.5
Non-compliance with the execution of Shares’ Pledge and the incorporation of the DEBTORS’ obligations derived from this Master Agreement within the Obligaciones Garantizadas, under the Shares’ Pledge, pursuant to this Section SIX and pursuant to the guidelines of the draft of pledge agreement attached as ANNEX II, for any reason whatsoever, shall constitute an Event of Default.

6.6
The Parties hereby agree that BORROWER and SURETY BIOCERES may, at LENDERS sole discretion, transfer the ownership of the Preferred Shares and the Common Share pledged pursuant the PREFERRED and COMMON Shares’ Pledges, in favor of the LENDER or whom the LENDER shall appoint, if at the Final Due Date, the Sums Due were not canceled by the Borrower. The transfer of the Preferred Shares and the Common Shares in favor of the LENDER, shall be offset with the amounts owed by the DEBTORS under this Master Agreement and such offsetting will result in the extinguishment of the obligations of the DEBTORS under the Master Agreement in the proportion of the value of the Preferred Stocks and Common Stocks under the Share’s Pledge. such extinguishment shall be considered an advance prepayment of the Sums Due pursuant to Section 4.2. remaining pending the outstanding obligations of the DEBTORS for the outstanding balances as a result of such compensation, if any.

7	SEVEN: PAYMENT CURRENCY

7.1
DEBTORS undertake that payment of the full amount or the balance that may become due under the Transaction Documents- including payment of the Credit Facility Due - shall only be paid in Dollars and that no other currency shall be accepted. Consequently, DEBTORS expressly acknowledge and state that it is a material condition to this Agreement that payment of the Credit Facility Due, as well as compensatory and late-payment interest, costs, court fees and further sums payable to LENDER hereunder, be canceled in Dollars, expressly waiving the doctrine of unforeseeability or any other similar theory to allege any increased burden for payment (including, without limitation, attempts of payment in Pesos or any other currency different from Dollars pursuant to Section 765 of the Civil and Commercial Code of the Republic of Argentina and/or any other law and/or legal doctrine).

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2
In accordance with the provisions set forth in Section7.1., if on any Due Date there is any restriction or prohibition to access the exchange market in the Republic of Argentina as the case may be, DEBTORS shall nevertheless pay the Credit Facility Due and any other amount payable under the Transaction Documents in Dollars, and it shall obtain such Dollars through any of the following mechanisms, at LENDER’s option.

7.2.1
Through the purchase with Pesos (or the then legal tender in the Republic of Argentina), of securities in Dollars and the transfer and sale of said instruments outside the Republic of Argentina for Dollars in an amount which, sold in a foreign market, and once applicable taxes, costs, commissions and expenses are deducted, the proceeds thereof in Dollars are equal to the amount of said currency due under the Transaction Documents; or

7.2.2
Through delivery to LENDER of any securities in Dollars, to LENDER’s express satisfaction and with a Dollar quotation abroad, in an amount which, once sold by LENDER in a foreign market, at market prices and conditions, and once applicable taxes, costs, commissions and expenses are deducted, the proceeds thereof in Dollars are equal to the aggregate amount in such currency due under the Transaction Documents; or

7.2.3
If there is any express legal prohibition in the Republic of Argentina preventing BORROWER from making the transactions stated in the two foregoing paragraphs, through delivery to LENDER of Pesos (or the then legal tender in the Republic of Argentina), in an amount which, on the payment date, is sufficient, once applicable taxes, costs, commissions and expenses are deducted, to purchase the aggregate amount of Dollars payable by BORROWER under the Transaction Documents, as per the exchange rate reported by Citibank N.A., New York, United States of America, to make Dollar acquisitions with Pesos in the City of New York, at 12 (twelve) hours (New York City time) on the payment date; or

7.2.4
Through any other procedure existing in the Republic of Argentina or abroad, on any Due Date under the Master Agreement, for the purchase of Dollars, to the express satisfaction and criteria of LENDER.

7.3
It is hereby expressly stated that in any of the alternatives detailed in 7.2. (a) through 7.2.(d), the Sums Due by BORROWER shall only be deemed paid and such payment shall have discharging effects only once the amount of Dollars due under the Transaction Documents and this Master Agreement is actually credited into Lender’s Account.

7.4	All charges, costs, commissions, fees and taxes payable in connection with the procedures set forth in 7.2.(a) through 7.2.(d) above shall be paid by BORROWER.

8	REPRESENTATIONS, WARRANTIES AND COMMITMENTS OF DEBTORS

8.1	Representations and Warranties of DEBTORS

In order to induce LENDER to enter into the Master Agreement, DEBTORS represent and warrant the following as of the date hereof and until termination of this Master Agreement:

8.1.1
That DEBTORS are duly organized, registered and validly existing pursuant to the laws of the Republic of Argentina, the United States of America and The Netherlands, as applicable, with all necessary powers and authority to carry out the relevant operations and businesses currently developed by them; and

8.1.2
That DEBTORS are not bound to apply for authorizations or approvals from any judicial or governmental authority or from any other public or private entity (including, without limitation, lessors, lenders, creditors, insurance companies, and financial institutions) as a result of this Master Agreement and/or the Guaranties; and

8.1.3
That the Agreement and the Guaranties (i) are legal acts or businesses that DEBTORS are legally authorized and qualified to perform pursuant to the relevant legal and statutory provisions governing their activity; and (ii) that they are executed pursuant to all the required internal approvals of DEBTORS, without infringing any legal, statutory, stockholders’ meeting or contractual provision, and that no further authorization is necessary; and

8.1.4
That DEBTORS and/or their Affiliates have not materially and significantly defaulted on: (i) any order, ruling, mandatory injunction, demand, decree or request from any court of justice or arbitral tribunal, or any government agency, whether national, provincial or municipal, in the Republic of Argentina, or abroad, and/or (ii) payment of any taxes, rates, liens, social security debts and/or levies, whether national, provincial or municipal, in the Republic of Argentina, or abroad; and

8.1.5
That DEBTORS have no pending lawsuit, investigation or judicial, administrative or arbitral proceeding before any court of justice, arbitral tribunal or administrative authority, whether national, provincial or municipal, in the Republic of Argentina, or abroad; or any arbitration proceeding, that may (i) adversely and materially affect their capacity to fulfill their payment obligations under the Transaction Documents; (ii) affect the validity, legality or enforceability of any of the Transaction Documents; and/or (iii) have a Material Adverse Effect on the business, financial or any other condition, or the result of their operations; and

8.1.6
That the execution and delivery of, and/or compliance with the Transaction Documents and the Share’s Pledge do not infringe any provisions under the Applicable Rules and/or any law and/or decree and/or regulation and/or resolution applicable to DEBTORS and do not infringe any order issued by any court or relevant judicial, arbitral or administrative authority DEBTORS might be subject to, and/or under any mortgage, security interest, debt instrument, contract or other undertaking in which DEBTORS might be a party or be bound to; and

8.1.7
That there is no limitation and/or hindrance whatsoever that precludes and/or prohibits and/or limits and/or in any way restricts the powers and rights of DEBTORS to execute all Transaction Documents and the Share’s Pledge (both main documents and ancillary documents), as well as any other commitment assumed by DEBTORS to LENDER under any of the Transaction Documents; and

8.1.8
That DEBTORS are in compliance with the rules and regulations in force applicable to them in environmental, industrial safety and public health matters, and that they have secured all authorizations, permits and licenses required under such rules and regulations; and

8.1.9
That the contracts or transactions relating to DEBTORS are not in breach or in failure to comply with their obligations under their terms and conditions; and that all the information that the DEBTORS have provided to LENDER in relation to the preparation, negotiation and execution of the Transaction Documents is correct and true; and

8.1.10
That the annual balance sheet of BORROWER as of December 31st 2015, and that of SURETIES as of December 31st 2015, the relevant statements of income and financial position, annexes and further information therein contained relating to BORROWER and/or SURETIES, duly signed copies of which BORROWER and SURETIES have delivered to LENDER through their pertinent authorities, accurately present the financial situation and result of operations of BORROWER as of such date, and that from December 31st 2015, no adverse change or event that may cause an adverse change in the business, operations, prospects or financial condition of BORROWER and/or SURETIES has occurred; and

8.1.11	That the Shares Pledge granted are not, as of the day of the date, subject to any paramount title; and

8.1.12
That DEBTORS have taken out and maintain in force and effect all required insurance pursuant to the standards current of the country of origin pertinent to each of them for the activities they develop with creditworthy insurance companies of national renown; and

8.1.13
That the Transaction Documents and the obligations included therein are and will be at all times direct and general obligations of DEBTORS and have and will have at all times the highest preferential rankin DEBTORS’ debt, in accordance with Applicable Rules ; and

8.1.14
That the Transaction Documents and the Pledge are, or when duly executed and delivered will be, in proper legal form and substance under the applicable law for purposes of performance thereof, pursuant to applicable law in accordance to SECTION THIRTEEN. All formalities required in the Republic of Argentina and any other applicable jurisdiction for the validity and performance of the Transaction Documents (including any notice, registration, filing, payment of fees or taxes, notarization, or submittal to any Government Authority) have been complied with; and

8.1.15	That no Event of Default has occurred as a consequence of or in connection with the performance of the transactions contemplated in the Transaction Documents; and

8.1.16	That no Material Adverse Change has occurred as regards DEBTORS that may reasonably cause a Material Adverse Effect in their capacity to comply their obligations under the Transaction Documents; and

8.1.17
That every reasonable action is being followed and taken by them in order to remain compliant with all international laws, regulations and conventions relating to environmental, labor, health and social security issues as applicable thereto; and

8.2	Commitments and Obligations of DEBTORS

Following the execution hereof and to the extent any amount due hereunder remains outstanding, on any account and/or due to any reason whatsoever, DEBTORS firmly, expressly, irrevocably and unconditionally undertake to perform or abstain from performing all the acts and/or activities specified below:

8.2.1	To duly and timely pay the Credit Facility Due and all applicable expenses and interests relevant hereto as and when due, pursuant to the terms and conditions set forth herein; and

8.2.2
To keep all payments of taxes, liens, rates, and/or social security obligations and/or levies, whether national, provincial or municipal, both in the Republic of Argentina, and abroad, up to date, except in such cases where DEBTORS may, as applicable, file well-grounded objections in good faith to such payments through the pertinent legal procedures, as soon as permitted by the applicable procedural legislation and based on their unconstitutionality, inapplicability and/or illegality; and

8.2.3
To (i) maintain their legal capacity in force as well as all registrations necessary to maintain the same; (ii) take any reasonable steps to maintain all the rights, permits, authorizations, agreements, insurance, powers of attorney, privileges, franchises, registrations, licenses and the like in force, as are necessary or advisable for the regular conduct of their activity, businesses or operations and the performance of their obligations; (iii) maintain all their property in good state and working conditions; and (iv) abstain from performing any act that may adversely affect the validity and/or effect of the Agreement and the Guaranties and (v) to conduct and make all acts necessary for conservation, maintenance, renewal and effectiveness of their legal existence and rights, licenses, concessions, permits, privileges and franchise materials for the conduction and management of their respective businesses; and

8.2.4
To maintain LENDER fully and thoroughly informed of any Material Adverse Change and/or any other fact that may cause a Material Adverse Effect and/or otherwise adversely and significantly affect the payment capacity of DEBTORS of the obligations assumed hereunder and/or under the Guaranties; and/or that may adversely affect the validity and/or enforceability of any of the Guaranties, as well as of the actions taken to remedy the same; and

8.2.5
To make available to LENDER, and further deliver forthwith, at LENDER’s request, the following accounting documentation of BORROWER: (i) annual financial statements duly audited by a first-level auditing firm of international prestige; (ii) biannual financial statements, (iii) quarterly financial statements, and iv) any other information LENDER might reasonable request at any time. The financial statements mentioned in (i) above must be submitted duly audited within *** calendar days from the closing of the relevant fiscal year; the financial statements mentioned in (ii) shall be submitted within *** calendar days from the closing of the relevant semesters; the financial statements mentioned in (iii) above must be submitted within *** calendar days from the closing of the relevant semi-annual-period; and the documentation mentioned in (iv) must be submitted within *** calendar days following LENDER’s request, provided BORROWER is able to meet such a request; and

8.2.6
Not to grant to any third party, and to preclude any third party creditor from becoming subrogated in any way to, any rights and/or actions granted to LENDER under the Share’s Pledge, which will entail, inter alia, the obligation of DEBTORS to demand the express waiver by any third party obligor of the power to become subrogated to such rights and/or actions to the extent any sum hereunder remains outstanding; and

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2.7
To comply with Applicable Rules (including, without limitation, any law, rule, regulation, order, instruction or resolution applicable to them as regards environmental protection, toxic or hazardous wastes, pollution and health) and to maintain all authorizations, permits or licenses that are necessary under Applicable Rules; and

8.2.8	To comply in due time and manner with each and every of their obligations arising from the Transaction Documents and the Pledge; and

8.2.9	To immediately notify LENDER (i) of the occurrence of any Event of Default; and

8.2.10
To keep accounting records and other records in proper form and allow LENDER’s access to their offices, facilities, books, records and files, allowing the performance of any accounting, legal, and management audits, by themselves or by the ones appointed by the LENDER, at its cost, to the extent such action does not materially and adversely interfere with the regular activities of the BORROWER; and

8.2.11
To inform LENDER within *** Business Days after occurrence (i) of any loss, devaluation or damage according to general accepted accounting principles, suffered by DEBTORS’ property in amounts higher than United States Dollars *** (USD ***), individually or cumulatively during each annual period, and (ii) any action or claim where the amount claimed from BORROWER is equal to or higher than United States Dollars *** (USD ***) individually or cumulatively during each annual period, and

8.2.12
To abstain from transferring or otherwise reducing, for any cause or on any account, including by means of a shareholder s’ agreement or stock syndication agreement with third parties, and from pledging, encumbering or granting, any kind of guaranty with regard to the current shareholdings of DEBTORS in other companies, without the prior notification and consent from the LENDER, which shall not be unreasonably denied.

8.2.13
To maintain all amounts due hereunder as to guaranties and privileges in collection not below any other obligation of DEBTORS; and all amounts due under the present Master Agreement , pursuant to the provisions and in compliance with the Applicable Rules; and

8.2.14
To inform upon LENDER’s request: (i) the consolidated debt of DEBTORS, and of all Affiliates of DEBTORS, held by each of such companies and by each financial entity as creditor (ii) the sales volume of each of the DEBTORS and DEBTORS’ Affiliates;

8.2.15	8.2.15 To abstain from making any decision that could adversely affect the business of DEBTORS.

8.2.16
To take and maintain in force all required insurance pursuant to the standards of the Argentine Republic and any other applicable jurisdiction for the activities developed by DEBTORS, with nationally and internationally reputable and creditworthy insurance companies, making available to the LENDER - at its sole request - the receipts of payment and any other documentation that evidence the LENDER’s compliance with the obligation stated herein;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2.17	To comply with all the requirements and demands from the Banco Central de la República Argentina and other Applicable Rules, and immediately provide evidence of such compliance upon LENDER’s request.

8.2.18
To abstain from replacing DEBTORS’ auditors, without the LENDER’s prior written consent, except if the auditors are replaced by a “Big Four”‘s firm, i.e., any of the following: Price Waterhouse & Co. S.R.L., Deloitte & Co. S.R.L., Pistrelli, henry Martin & Asociados S.R.L. (a firm of Ernst & Young Global) and KPMG Finsterbusch Pickenhayn Sibille;

8.2.19	To provide all the information that the LENDER may request from them relating to the destination of the funds in accordance to Section 2.1.

8.2.20
Considering that the BORROWER and/or its Affiliates are in the process of acquiring a percentage of the shares of SURETY RIZOBACTER, the execution of the present Master Agreement shall economically benefit SURETY RIZOBACTER due to the commercial bonds that shall have with the BORROWER and its affiliates onwards, what shall allow to continue developing and expanding its internal and external markets. As a result, it is SURETY RIZOBACTER’s interest that the BORROWER shall obtain the finance stablished in the present Master Agreement and therefore the DEBTORS undertake to obtain from SURETY RIZOBACTER before ***: (i) the subscription of the Rizobacter’s Surety, in accordance to the model attached hereto as ANNEX III; and (ii) the approval from its shareholders meeting of such surety, and deliver to LENDER a certified copy of such shareholder’s minute.

8.2.21	To abstain from distributing dividends.

8.2.22
Not to grant any loans, guaranties, bonds or any other form of security in addition to existing ones to any individual or entity in excess of *** United States Dollars ***  (USD ***),accumulatively, without the prior notification and consent from the LENDER, which shall not be unreasonably denied., except the surety to be granted by Bioceres S.A. under the sindicated loan for up to the amount of USD *** (United States Dollars ***), to executed between Rizobacter Argentina S.A, and Banco Patagonia S.A. as organizer.

8.2.23
To maintain, during the entire execution of the present Master Agreement, and regarding the BORROWER, a Capitalization Ratio of at least 0.10x, understanding Capitalization Ratio as the Worth Patrimony divided the Total Assets, as they appear on the BORROWER’s balances. The definition of the Net Worth shall include the amount in the balance corresponding to: (i) the instruments with the option of purchase (corresponding to ordinary shares acquired by YPF, San Cristobal, Gador and the LENDER) and (ii) the loan convertible in shares executed between Monsanto Argentina and the LENDER.

8.2.24
To abstain from repurchasing, redeeming or amortizing their own shares and from reducing their capital, with the exception of the Sell Options executed by the DEBTORS with YPF, San Cristóbal, Gador and the LENDER, and the *** shares owned by Rizobacter Argentina S.A. in Bioceres S.A.

9	DEFAULT

9.1
DEBTORS’ default of the obligations agreed upon under this Master Agreement, including without limitation, payment in due time and manner of any Sum Due, shall occur automatically by operation of law and without any notice or order being required, upon the occurrence of any of the Events of Default. Upon BORROWER’S Default, the lapsing of all terms shall occur and LENDER shall be entitled to consider the aggregate amount of the Credit Facility Due as a past due debt, and to request and legally demand full payment thereof, plus accrued interest and other charges. As long as BORROWER continues to be in Default LENDER shall be entitled to receive compensatory interest at the Interest Rate plus Late-Payment Interest equal to *** of the Compensatory Interest rate.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2
LENDER shall also be entitled to consider that BORROWER is automatically in Default, that the Credit Facility Due is past due, and to request from BORROWER the prompt payment of all Sums Due upon the occurrence of any of the following Events of Default:

9.2.1	if any of the DEBTORS fail to pay any of the Sums Due in due time and manner;

9.2.2
if a third party requests with respect to any of the DEBTORS and/or their respective Affiliates to be declared bankrupt and such a request is not rejected by the court involved in the first procedural stage;

9.2.3
if DEBTORS and/or their respective Affiliates file a voluntary petition in bankruptcy, file for their own reorganization, or initiate procedures for an out-of-court reorganization plan or any debt restructuring;

9.2.4	if any of the DEBTORS and/or its Affiliates become insolvent, even if the steps described above are not taken;

9.2.5
in the event any attachment or any provisional remedy were granted over the property, assets or rights of DEBTORS and/or its Affiliates, or a legal prohibition from disposing of any of DEBTORS’ property were ordered in an amount exceeding *** United States Dollars and *** (USD ***), whether individually or jointly during the life of the Master Agreement, and such attachments and/or provisional remedies were not released or cancelled due to any reason whatsoever within *** judicial days following the request to release the attachment and/or cancel the provisional remedy, which request must be made at the first procedural opportunity possible; or

9.2.6
if at any time during the life of this Master Agreement, the lack of veracity, whether partial or total, by DEBTORS is found to exist in the statements included in Section EIGHT hereof and/or failure to comply with the undertakings assumed in such Section and/or lack of veracity in any of the applications of this Master Agreement;

9.2.7	if a Change of Control shall occur within the BORROWER and/or the SURETIES and/or its Affiliates, without the prior written consent of the LENDER, which shall not be unreasonably withheld.

9.2.8	if DEBTORS fail to comply with any of their obligations set forth under the Transaction Documents,

9.2.9	if for any reason whatsoever Sums Due hereunder are paid in a currency other than the Dollar.

9.2.10
if one or more final court judgments or arbitration awards were issued against DEBTORS or measures were adopted to foreclose any mortgage, attachment or other lien over the property of DEBTORS which may (i) adversely and materially affect the capacity of DEBTORS to afford payment of their obligations hereunder; or (ii) adversely and materially affect any of the Guaranties;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2.11	if there occurs a Material Adverse Change and/or a Material Adverse Effect; and

9.2.12	if BORROWER and/or SURETIES files a court petition to have any of the Guarantees discharged or otherwise makes partial releases of the Guarantees in breach of the provisions in the Master Agreement.

9.2.13	If the Shares’ Pledge is not performed pursuant to Section SIX and the guidelines of the ANNEX II.

9.2.14	If the Rizobacter’s Surety Pledge is not executed pursuant to Section 8.2.20 and the guidelines of the ANNEX III.

9.2.15
If DEBTORS perform, unless prior *** day express authorization given by the LENDER, any acts constituting or implying (a) a consolidation, merger, transformation, spin-off, or any other form of corporate restructuring, or (b) goodwill transfer or any other act having similar effects which, pursuant to any law or rule, may be enforced before the creditors of DEBTORS; or (c) the participation of DEBTORS in other activities outside the scope of its corporate purpose, or (d) the reduction, distribution or reimbursement of the corporate capital of DEBTORS to its shareholders; and

9.3
Each of the DEBTORS agree to comply with each and every one of the obligations under the Transaction Documents, and, therefore, the occurrence of an Event of Default will give rise to DEBTORS ‘ Default. Upon Default, LENDER may forthwith enforce the Guarantees.

9.4
In addition to the provisions set forth in 8.1 above, BORROWER’s Default due to non-fulfillment of any of the obligations agreed herein shall give place to the lapsing of all terms and the automatic default of BORROWER in all agreements executed between BORROWER and/or the SURETIES and LENDER. Likewise, the default in any of such agreements shall give place to the automatic Default hereof – as per the terms set forth in 9.1 above – and of any other contractual obligation between BORROWER and/or SURETIES and the LENDER. In that regard, upon BORROWER’s Default –and/or SURETIES’ Default- due to the occurrence of any of the Events of Default detailed hereinabove, LENDER, at its own discretion, shall be entitled to enforce the Guarantees and/or other guaranties granted in other agreements executed between BORROWER and/or SURETIES and the LENDER. Likewise, in such event, LENDER shall be entitled to apply to payment of the Sums Due hereunder, and/or under any other agreement executed between LENDER and BORROWER and/or SURETIES, any BORROWER and/or SURETIES’ funds then deposited – or those to be deposited in the future – in LENDER’s Account for any reason and/or contractual relationship between LENDER and BORROWER and/or SURETIES.

10	COMMISIONS AND EXPENSES

10.1
All commissions, bank fees (including, without limitation, bank fees and commissions resulting from the deposits and transfers made from and to Lender’s Account and/or Borrower’s Account), taxes and/or charges resulting from the transactions directly and/or indirectly derived from the Transaction Documents, shall be borne by BORROWER. BORROWER undertakes to pay all commissions and/or expenses to be borne by BORROWER to LENDER promptly and upon the latter’s sole request and not later than *** following such request, which shall be duly evidenced.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2
All payments originated from the Transaction Documents shall be made by DEBTORS free of any deductions, withholdings and other charges of any nature whatsoever. If any of the DEBTORS is requested by law or any competent authority to make any deduction, withholding or charge, DEBTORS shall make such additional payments to LENDER as necessary so that, after such deductions, withholdings or charges, LENDER receives an amount equal to the amount due to LENDER hereunder as if such deductions, withholdings or charges have not been made. DEBTORS shall pay in due time and manner to the pertinent tax authorities the amount withheld, and shall obtain and give to LENDER a certified copy of the pertaining receipts evidencing such payment.

10.3
BORROWER shall comply in due time and manner, at their cost and expense, with the settlement of foreign currency and payment of all pertinent taxes directly or indirectly resulting from this Master Agreement and with any rules and regulations set forth by the Banco Central de la Republica Argentina, releasing LENDER from any obligation in connection therewith.

10.4
BORROWER and SURETIES shall hold LENDER harmless, and defend and prevent any damage being made to LENDER, its shareholders and employees in connection with any and all of the obligations resulting from the transactions relating to the entry and settlement of foreign exchange and any other taxable, exchange, banking, customs liability or of any other kind of obligations whatsoever resulting therefrom.

11	MASTER AGREEMENT ASSIGNMENT

The LENDER may assign this Master Agreement and/ or the rights and obligations arising out thereof, in full or partially, by any of the means provided for by Law, the assignee acquiring the same benefits and/or rights and/or actions to which the LENDER is entitled under this Master Agreement. In such event, the LENDER shall give notice of the assignment to the BORROWER, as well as of the new payment instructions, using therefore any true means of notice. In such event, the BORROWER may file any defense against the assignee of the Agreement which it would have been entitled to file against the assigning LENDER.

12	VALIDITY- EFFECT– INDEMNITY

12.1
In the event any one or more of the provisions contained in this agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

12.2
This Master Agreement as well as all the Guaranties resulting herefrom will remain in full force and effect until all rights and/or obligations of the Parties hereunder are fully exercised and complied with. Furthermore, even after the obligations arising from the Master Agreement have been fulfilled, Sections TEN “Expenses”, TWELVE “Validity-Effect-Indemnity” and THIRTEEN “Jurisdiction and Applicable Law” will survive and will remain in full force and effect until the expiration of the limitations that might be applicable.

12.3
Each of the DEBTORS will hold LENDER, directors, managers, officers, and employees (the “Indemnitee”) harmless against any loss, claim, complaint, liability and dispute of any kind based on contractual or extra-contractual grounds, or as provided in the applicable law; and every expense relating thereto (including reasonable attorney’s and advisor’s fees) incurred by the Indemnitee in connection with, relating to, arising from and as a consequence of: (i) execution or delivery of the Master Agreement and the Guaranties and performance of the obligations thereunder, or performance of the transactions contemplated therein; to the extent the indemnity against such losses, complaints, liabilities or expenses does not result from the gross negligence or willful misconduct of the Indemnitee.

13	JURISDICTION AND APPLICABLE LAW

13.1	This Master Agreement is governed by and must be construed in accordance with the laws of the State of New York, United States of America.

13.2
DEBTORS irrevocably submit to the non-exclusive jurisdiction of the United States Southern District Courts for the District of New York, for any actions, lawsuits or proceedings that may be brought by LENDER in connection with this Master Agreement. The rulings against any of the DEBTORS in any of such actions, lawsuits or proceedings, shall be final, and shall be enforceable in any other jurisdiction.

13.3	Nothing of the aforesaid herein shall affect LENDER’s right to bring legal actions or to otherwise sue BORROWER and/or SURETIES in any other jurisdiction deemed appropriate by LENDER.

13.4
BORROWER hereby irrevocably establishes its domicile at Linkwaters LLP (Linklaters LLP, Conrado Tenaglia Conrado.tenaglia@linklaters.com), domiciled at 1345 Avenue of the Americas, New York, NY 10105, USA as its authorized agent for the sole purpose of receiving, in its name and stead, letters and/or notices addressed to BORROWER in any action, lawsuit or proceedings filed by LENDER in the State of New York, and BORROWER shall also inform LENDER of the identity and domicile of any new agent BORROWER may designate for such a purpose.

13.5
If, for any reason, its authorized agent to receive notices at Linkwaters LLP (Linklaters LLP, Conrado Tenaglia Conrado.tenaglia@linklaters.com), domiciled at 1345 Avenue of the Americas, New York, NY 10105 , USA, fails to be present, BORROWER agrees that notices to be served in any action, lawsuit or proceedings on BORROWER be delivered by US registered mail at BORROWER’s domicile stated in 13.8 of this Section.

13.6	Notices served as stated in Section 13.4 hereof shall be considered personal, validly received, and mandatory for BORROWER.

13.7
Each of the DEBTORS irrevocably waive, to the maximum extent permitted by laws, the right to file an objection now or in the future against the jurisdiction of any of the courts mentioned in this Section hearing in any lawsuit, action or proceedings filed by LENDER, and, especially, each of the DEBTORS waive the right to file any defense or to allege lack of jurisdiction, or inconvenient forum regarding the court hearing in such action, lawsuit or proceedings. BORROWER and SURETIES may only file a defense for full payment evidenced in writing, on a document sent by LENDER directly relating to the Master Agreement being performed or the guaranteed obligation, expressly waiving any other defenses of any kind whatsoever.

13.8
Any notices, requests and demands to or upon the respective Parties hereto shall be effective and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, when made if delivered by mail (postage prepaid) or by hand delivery or recognized commercial overnight delivery services and addressed. Any of the aforementioned notices to be made in respect of this Master Agreement shall be sent to the domiciles detailed below for each party. Addresses to which notices shall be sent may be modified prior written notice by self-probatory means of the change of address to the other party. Any notices, requests and demands to or upon the respective Parties hereto shall be effective and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, when made if delivered by mail (postage prepaid) or by hand delivery or recognized commercial overnight delivery services and addressed. Any of the aforementioned notices to be made in respect of this Master Agreement shall be sent to the domiciles detailed below for each party. Addresses to which notices shall be sent may be modified prior written notice by self-probatory means of the change of address to the other party.

Any of the aforementioned notices to be made in respect of this Master Agreement shall be sent to the domiciles stated below:

BORROWER:

1	1345 Avenue of the Americas, New York, NY 10105, USA Atención: Conrado Tenaglia Conrado.tenaglia@linklaters.com

2	With Copy: Marval, O’Farrell & Mairal, ***, Buenos Aires, Argentina, Attn. *** Ocampo 210 bis, Rosario, Santa Fe, Argentina Atention: *** ***

SURETY BIOCERES:

3	1345 Avenue of the Americas, New York, NY 10105, USA Atención: Conrado Tenaglia Conrado.tenaglia@linklaters.com

4	With Copy: 1209 Orange St., Wilmington, New Castle, Delaware 19801 Atención: *** ***

LENDER:

1	Boelelaan 7, 1083HJ, Amsterdam, The Netherlands

13.9
If in order to obtain a judicial judgment the amounts in Dollars due hereunder should be translated into another currency, the Parties agree that the exchange rate to be used shall be such which, in accordance with normal banking procedures, LENDER shall be able to apply to such other currency to purchase Dollars in New York City, United States of America, on the Business Day following to that day in which final judgment is rendered. Likewise, if a judgment is rendered against any of the DEBTORS for payment of a sum in a currency other than Dollars, payment obligation of any amount due under the Transaction Documents shall only be deemed paid if on the Business Day following the date in which LENDER has received any amount deemed to be due hereunder in such other currency, LENDER shall, under normal banking procedures, in the City of New York, United States of America, purchase Dollars with such other currency. If such amount of Dollars thus purchased is less than the amount due under the Transaction Documents, BORROWER agrees, as a different obligation and independently from such judgment, to compensate LENDER for such loss.

14	SIGNATURES AND RECEIPT OF DOCUMENTS

The parties hereto sign three (3) equal counterparts of the same tenor and to one sole purpose, being one (1) counterpart for LENDER, one (1) counterpart for BORROWER and (1) one counterparts for the SURETY BIOCERES.

For purposes of interpretation hereof the Spanish version of this Master Agreement shall prevail over the English version.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.